Exhibit 99.1

Heinz Reports EPS of $0.78, Reaffirms Full-Year Fiscal 2011 Outlook for Sales, Operating Income and EPS, Raises Operating Free Cash Flow Target 15% to $1.15 Billion

Fiscal 2011 Second-Quarter Results

  Emerging Markets delivered 10.2% organic sales growth (down 1.2% reported) and generated 15% of the Company’s sales
  Global Ketchup organic sales grew by 3.3% (down 1.4% reported)
  Top 15 brands achieved 2.7% organic sales growth (0.1% reported)
  Overall, Heinz posted 0.9% organic sales growth (down 1.2% reported)
  Gross profit margin improved by 100 basis points
  Operating income grew 2.1%
  Net income from continuing operations increased 3.4% to $251 million. Total Company net income grew 8.6%
  Earnings per share from continuing operations grew 2.6%
  Operating free cash flow of $297 million
  On a constant currency, continuing operations basis, sales rose 1.0%, operating income 4.6% and EPS 6.6%

Reconciliations of non-GAAP amounts are set forth in the attached financial tables. Organic sales are defined as volume plus price or total sales growth excluding the impact of foreign exchange and acquisitions and divestitures. Operating free cash flow is defined as cash from operations less capital expenditures net of proceeds from disposal of Property, Plant & Equipment. Also, constant currency as used in this press release is defined as the reported amount adjusted for translation (the effect of changes in average foreign exchange rates between the current period and the corresponding prior year) and the impact of current and prior-year foreign currency translation hedges.

PITTSBURGH--(BUSINESS WIRE)--November 19, 2010--H.J. Heinz Company (NYSE:HNZ) today reported higher second-quarter operating income, net income and earnings per share as the Company delivered strong organic sales growth in Emerging Markets and global ketchup.

Emerging Markets delivered organic sales growth of 10.2 percent, driven by infant nutrition products, ketchup and nutritional beverages as well as increased pricing, primarily in Latin America. Emerging Markets generated 15% of the Company’s total sales for the quarter. Organic sales of ketchup grew 3.3% globally, with growth across Europe that was led by Russia, where Heinz is the number-one brand.

In the second quarter ended October 27, reported sales declined 1.2% to $2.61 billion as a result of currency translation. All of the Company’s operating segments, with the exception of U.S. Foodservice, delivered organic sales growth for the quarter. Reported sales grew in Asia Pacific and North American Consumer Products while reported sales were down in Europe and the Rest of World segments due to currency. U.S. Foodservice reported lower sales, reflecting the continuing decline in restaurant dining in this difficult economy. The Rest of World segment grew organic sales 14.3%.

Operating income grew 2.1% to $417 million. Net income from continuing operations increased 3.4% to $251.4 million from $243.1 million. Earnings per share from continuing operations grew 2.6% to 78 cents per share from 76 cents a year ago. On a constant currency, continuing operations basis, sales grew 1.0%, operating income increased 4.6% and EPS rose 6.6%.

Heinz Chairman, President and CEO William R. Johnson said: “Heinz delivered growth in operating income, net income and earnings per share in the second quarter of Fiscal Year 2011, led by strong organic growth in Emerging Markets and global ketchup. Our performance benefitted from strong margins as a result of good operating discipline across our U.S. and European businesses.”

Mr. Johnson added: “Our strategy to accelerate growth in Emerging Markets is producing excellent results, especially in Asia, where Heinz is well-positioned with strong brands in growing economies that possess expanding numbers of new middle-class consumers. Emerging Markets are driving our growth this year and are on track to generate at least 20% of the Company’s total sales by 2013.”

“Heinz is investing in these markets to drive growth, as evidenced by this month’s acquisition of Foodstar, a leading manufacturer of soy sauce in China, and we are actively exploring other promising Emerging Markets.”

The 2.7% organic sales growth in the Company’s Top 15 brands was led by Heinz® Ketchup, Complan® nutritional beverages in India, Heinz® infant nutrition products in Emerging Markets, ABC® brand products in Indonesia and Ore-Ida® potatoes in the U.S. Overall, Heinz delivered its 22nd consecutive quarter of organic sales growth.

Volume increased by 0.3%, driven by 2.6% growth in Emerging Markets. Net pricing increased sales by 0.6% and acquisitions increased sales by 0.1%. Foreign exchange translation rates reduced reported sales by 2.3%.

Gross profit increased 1.4% to $967 million and gross profit margin increased to 37.0% from 36.0%, a 100 basis point improvement, as net pricing and productivity improvements were partially offset by unfavorable foreign exchange translation rates and higher commodity costs.

The growth in operating income was driven by higher organic sales and gross margin offset somewhat by increased SG&A expenses, reflecting investments in global processes and systems upgrades, and higher compensation costs. The effective tax rate for the quarter increased 110 basis points to 26.7% from 25.6% last year.

Net income from continuing operations grew 3.4% to $251 million from $243 million in the prior year. Total Company net income grew 8.6%.

Currency movements had a $0.03 unfavorable impact on EPS in the second quarter. For the quarter, 62% of the Company’s sales were generated outside the U.S.

Operating free cash flow was once again very strong, increasing to $297 million, reflecting strong profit growth, improved working capital, reduced pension funding and disciplined capital management.

Second-Quarter Marketing Highlights

  Ore-Ida Sweet Potato Fries achieved the number-one retail share in the fast-growing U.S. frozen sweet potato market.
  Classico® successfully launched its first Light Creamy Alfredo sauce in the U.S.
  Heinz Canada achieved record 52-week shares for ketchup, Renée’s refrigerated dressings and Diana sauces.
  Heinz U.K. successfully launched Fridge Pack Beanz, whose innovative resealable packaging keeps the product fresh after it is opened.
  In Emerging Markets, Heinz delivered 17% organic sales growth in Infant/Nutrition, reflecting strong growth in China and India.
  In China, Heinz infant cereal grew to a record share, propelled by new varieties.
  In India, organic sales of Complan nutritional beverages rose almost 30%, with Complan Memory and Complan Nutri-Grow driving incremental business.
  In Russia, Heinz infant cereal grew to a 25% share and the Company delivered record ketchup share, driven by higher sales and volume in Heinz Ketchup.
  Heinz ABC sauces in Indonesia had a record quarter with organic sales growth of 19%, propelled by new varieties and advertising.

Commenting on innovation, Mr. Johnson said: “I am particularly enthused about the upcoming launch of Dip and Squeeze in the U.S. This new dual-function ketchup package is generating a very positive response from consumers and improved results for restaurant operators in test markets.”

Fiscal 2011 Outlook

Reflecting its solid first-half results, Heinz today raised its operating free cash flow outlook by 15% to $1.15 billion. The Company also reaffirmed its previously announced outlook for sales, operating income and EPS for Fiscal 2011. For the full year, Heinz expects to deliver, on a constant currency basis:

  Sales growth of 3 to 4%,
  Operating income growth of 7 to 10%, and
  Growth of 7 to 10% in earnings per share.

Mr. Johnson concluded: “Heinz delivered solid results in the first half of Fiscal 2011 and the Company is raising our operating free cash flow outlook as a result. Heinz remains on track to deliver our financial targets for the full year. We are focused on driving profitable growth in both Developed and Emerging Markets in the second half given the challenging environment and rising commodity costs.”

OPERATING RESULTS BY BUSINESS SEGMENT

North American Consumer Products

Sales of North American Consumer Products increased 1.4% to $803 million. Volume increased 1.6%. Sales of Ore-Ida frozen potatoes and frozen appetizers increased behind successful new product launches while Heinz Ketchup and Smart Ones® frozen entrees declined primarily reflecting promotional timing differences. Net pricing decreased 1.4% as a result of increased trade promotions. The acquisition of Arthur’s® Fresh Company in Canada in the third quarter of Fiscal 2010 increased sales 0.4%. Favorable Canadian exchange translation rates increased sales 0.8%. Operating income increased 1.5% to $204 million.

Europe

Heinz Europe sales decreased 5.2% to $798 million as unfavorable foreign exchange translation reduced sales by 5.7%. Volume grew 0.7%, led by solid growth in the U.K., reflecting increases in Aunt Bessie’s frozen potatoes, Heinz Soup and Salad Cream, and strong ketchup performance, especially in Russia and France. These increases were partially offset by a decline in soups in Germany. Net pricing decreased 0.2%. Operating income was flat at $136 million despite the negative impact of currency.

Asia/Pacific

Heinz Asia/Pacific sales grew 8.0% to $531 million. Favorable exchange translation rates increased sales by 6.3%. Volume increased 2.0%, led by significant growth in Complan nutritional beverages in India, ABC sauces in Indonesia and infant feeding products in China. These increases were partially offset by lower sales in Australia and declines in ABC syrups due to the timing of the Ramadan holiday. Pricing decreased 0.3%, with increased pricing in Asian markets largely offset by declines in Pacific markets. Operating income grew 9.7% to $58 million.

U.S. Foodservice

Sales of U.S. Foodservice decreased 2.9% to $362 million. Pricing increased sales 1.7%, largely due to reduced trade promotions and commodity-related price increases on tomato products in the prior year. Volume decreased 4.6% primarily due to declines in frozen desserts, reflecting reduced promotion activity and continued weakness in restaurant traffic. Operating income increased 20.3% to $51 million.

Rest of World

Sales for Rest of World decreased 19.1% to $120 million. Foreign exchange translation rates decreased sales 33.4% largely due to the devaluation of the Venezuelan currency late in the third quarter of Fiscal 2010. Higher pricing increased sales by 16.5%, largely due to price increases in Latin America to offset inflation. Volume decreased 2.2% as increases in the Middle East were more than offset by declines in Venezuela. Operating income decreased 38.9% to $13 million.

Year-To-Date

For the six months ended October 27, 2010, total Company net income attributable to H.J. Heinz Company was $492 million, or $1.53 per diluted share, compared with $444 million or $1.40 per diluted share a year ago. On a constant currency, continuing operations basis, sales rose 2.3%, operating income grew 8.4% and EPS increased 9.7%. On a reported continuing operations basis, sales rose slightly, operating income grew 5.8% and EPS increased 6.3%.

MEETING WITH SECURITIES ANALYSTS – INTERNET BROADCASTS

Heinz will host an investor and analyst call today at 8:30 a.m. (Eastern Time). The call will be Webcast live on www.heinz.com and will be archived for playback. Participants (institutional investors and analysts) can call 1-866-318-8615 in the U.S. and Canada and 1-617-399-5134 internationally. A listen-only broadcast for media is available on 1-866-800-8648 in the U.S. and Canada and 1-617-614-2702 for international attendees. Corresponding slides will be available for this call on www.heinz.com. The conference call will be hosted by William R. Johnson, Chairman, President and CEO.

SAFE HARBOR PROVISIONS FOR FORWARD-LOOKING STATEMENTS:

This press release and our other public pronouncements contain forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are generally identified by the words “will,” “expects,” “anticipates,” “believes,” “estimates” or similar expressions and include our expectations as to future revenue growth, earnings, capital expenditures and other spending, dividend policy, and planned credit rating, as well as anticipated reductions in spending. These forward-looking statements reflect management’s view of future events and financial performance. These statements are subject to risks, uncertainties, assumptions and other important factors, many of which may be beyond Heinz’s control, and could cause actual results to differ materially from those expressed or implied in these forward-looking statements. Factors that could cause actual results to differ from such statements include, but are not limited to:

  sales, earnings, and volume growth,
  general economic, political, and industry conditions, including those that could impact consumer spending, competitive conditions, which affect, among other things, customer preferences and the pricing of products, production, and energy costs, competition from lower-priced private label brands,
  increases in the cost and restrictions on the availability of raw materials, including agricultural commodities and packaging materials, the ability to increase product prices in response, and the impact on profitability, the ability to identify and anticipate and respond through innovation to consumer trends, the need for product recalls,
  the ability to maintain favorable supplier and customer relationships, and the financial viability of those suppliers and customers, currency valuations and devaluations and interest rate fluctuations, changes in credit ratings, leverage, and economic conditions and the impact of these factors on the cost of borrowing and access to capital markets, our ability to effectuate our strategy, which includes our continued evaluation of potential acquisition opportunities, including strategic acquisitions, joint ventures, divestitures and other initiatives, including our ability to identify, finance and complete these initiatives, and our ability to realize anticipated benefits from them, the ability to successfully complete cost reduction programs and increase productivity, the ability to effectively integrate acquired businesses,
  new products, packaging innovations, and product mix,
  the effectiveness of advertising, marketing, and promotional programs, supply chain efficiency,
  cash flow initiatives,
  risks inherent in litigation, including tax litigation,
  the ability to further penetrate and grow and the risk of doing business in international markets, including our emerging markets; economic or political instability, nationalization, and the performance of business in hyperinflationary environments, in each case such as Venezuela; and the uncertain global macroeconomic environment and sovereign debt issues, particularly in Europe, changes in estimates in critical accounting judgments and changes in laws and regulations, including tax laws, the success of tax planning strategies,
  the possibility of increased pension expense and contributions and other people-related costs, the potential adverse impact of natural disasters, such as flooding and crop failures, the ability to implement new information systems and potential disruptions due to failures in information technology systems, with regard to dividends, dividends must be declared by the Board of Directors and will be subject to certain legal requirements being met at the time of declaration, as well as our Board’s view of our anticipated cash needs, and other factors described in “Risk Factors” and “Cautionary Statement Relevant to Forward-Looking Information” in the Company’s Annual Report on Form 10-K for the fiscal year ended April 28, 2010 and reports on Forms 10-Q thereafter.

The forward-looking statements are and will be based on management’s then current views and assumptions regarding future events and speak only as of their dates. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by the securities laws.

ABOUT HEINZ: H.J. Heinz Company, offering “Good Food Every Day”™ is one of the world’s leading marketers and producers of healthy, convenient and affordable foods specializing in ketchup, sauces, meals, soups, snacks and infant nutrition. Heinz provides superior quality, taste and nutrition for all eating occasions whether in the home, restaurants, the office or “on-the-go.” Heinz is a global family of leading branded products, including Heinz® Ketchup, sauces, soups, beans, pasta and infant foods (representing over one third of Heinz’s total sales), Ore-Ida® potato products, Weight Watchers® Smart Ones® entrees, T.G.I. Friday’s® snacks, and Plasmon infant nutrition. Heinz is famous for its iconic brands on six continents, showcased by Heinz® Ketchup, The World’s Favorite Ketchup®.

H.J. Heinz Company and Subsidiaries
Consolidated Statements of Income
(In Thousands, Except per Share Amounts)

	Second Quarter Ended		Six Months Ended
	October 27, 2010	October 28, 2009	October 27, 2010	October 28, 2009
	FY2011	FY2010	FY2011	FY2010

Sales	$2,614,623	$2,646,786	$5,095,448	$5,088,471
Cost of products sold	1,647,996	1,693,531	3,220,844	3,262,913

Gross profit	966,627	953,255	1,874,604	1,825,558

Selling, general and administrative expenses	549,828	544,855	1,052,090	1,048,081

Operating income	416,799	408,400	822,514	777,477

Interest income	4,578	7,516	8,695	36,175
Interest expense	67,328	71,625	134,080	154,614
Other expense, net	(7,519)	(9,625)	(17,808)	(15,040)

Income from continuing operations before income taxes	346,530	334,666	679,321	643,998

Provision for income taxes	92,588	85,700	176,784	173,778
Income from continuing operations	253,942	248,966	502,537	470,220

Loss from discontinued operations, net of tax	-	(11,639)	-	(13,801)
Net income	253,942	237,327	502,537	456,419

Less: Net income attributable to the noncontrolling interest	2,507	5,892	10,675	12,420
Net income attributable to H.J. Heinz Company	$251,435	$231,435	$491,862	$443,999

Income/(loss) per common share:
Diluted
Continuing operations attributable to H.J. Heinz Company common shareholders	$0.78	$0.76	$1.53	$1.44
Discontinued operations attributable to H.J. Heinz Company common shareholders	-	(0.04)	-	(0.04)
Net income attributable to H.J. Heinz Company common shareholders	$0.78	$0.73	$1.53	$1.40

Average common shares
outstanding - diluted	322,465	317,405	321,788	317,395

Basic
Continuing operations attributable to H.J. Heinz Company common shareholders	$0.78	$0.77	$1.54	$1.45
Discontinued operations attributable to H.J. Heinz Company common shareholders	-	(0.04)	-	(0.04)
Net income attributable to H.J. Heinz Company common shareholders	$0.78	$0.73	$1.54	$1.40

Average common shares
outstanding - basic	319,467	315,477	318,825	315,288

Cash dividends per share	$0.45	$0.42	$0.90	$0.84

Amounts attributable to H.J. Heinz Company common shareholders:
Income from continuing operations, net of tax	$251,435	$243,074	$491,862	$457,800
Loss from discontinued operations, net of tax	-	(11,639)	-	(13,801)
Net income	$251,435	$231,435	$491,862	$443,999

(Totals may not add due to rounding)

H.J. Heinz Company and Subsidiaries
Segment Data

(Amounts in thousands)	Second Quarter Ended		Six Months Ended
	October 27, 2010	October 28, 2009	October 27, 2010	October 28, 2009
	FY2011	FY2010	FY2011	FY2010
Net external sales:
North American Consumer Products	$802,925	$791,511	$1,564,737	$1,518,753
Europe	798,119	841,871	1,511,442	1,614,791
Asia/Pacific	531,365	491,957	1,089,545	961,191
U.S. Foodservice	362,418	373,275	690,952	709,458
Rest of World	119,796	148,172	238,772	284,278
Consolidated Totals	$2,614,623	$2,646,786	$5,095,448	$5,088,471

Operating income (loss):
North American Consumer Products	$203,964	$200,868	$395,044	$385,073
Europe	135,756	135,659	250,792	263,995
Asia/Pacific	58,174	53,044	129,876	106,308
U.S. Foodservice	51,126	42,506	90,615	74,316
Rest of World	12,748	20,866	28,668	38,969
Other:
Non-Operating	(44,969)	(44,543)	(72,481)	(75,435)
Up front productivity charges (a)	-	-	-	(15,749)
Consolidated Totals	$416,799	$408,400	$822,514	$777,477

The company's revenues are generated via the sale of products in the following categories:

Ketchup and Sauces	$1,113,728	$1,110,133	$2,205,924	$2,178,946
Meals and Snacks	1,078,527	1,105,202	1,996,351	2,029,397
Infant/Nutrition	281,274	291,574	562,049	583,528
Other	141,094	139,877	331,124	296,600
Total	$2,614,623	$2,646,786	$5,095,448	$5,088,471

(a) Includes costs associated with targeted workforce reductions and asset write-offs related to a factory closure that were part of a corporation-wide initiative to improve productivity.

H.J. Heinz Company and Subsidiaries
Non-GAAP Performance Ratios

The Company reports its financial results in accordance with accounting principles generally accepted in the United States of America ("GAAP"). However, management believes that certain non-GAAP performance measures and ratios, used in managing the business, may provide users of this financial information with additional meaningful comparisons between current results and results in prior periods. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the Company's reported results prepared in accordance with GAAP. The following table provides the calculation of the non-GAAP performance ratios discussed in the Company's press release dated November 19, 2010:

Operating Free Cash Flow Calculation	Second Quarter Ended
(amounts in thousands)	October 27, 2010		October 28, 2009
	FY 2011		FY 2010
Cash provided by operating activities	$359,681		$340,008
Capital expenditures	(66,477)		(47,462)
Proceeds from disposals of property, plant and equipment	3,545		319

Operating Free Cash Flow	$296,749		$292,865

Sales Variances

The following table illustrates the components of the change in net sales versus the prior year for each of the five reported business segments.

	Second Quarter Ended October 27, 2010
											Total Net
					Organic		Foreign		Acquisitions/		Sales
	Volume	+	Price	=	Sales Growth (a)	+	Exchange	+	Divestitures	=	Change
Segment:
North American Consumer Products	1.6%		(1.4%)		0.2%		0.8%		0.4%		1.4%
Europe	0.7%		(0.2%)		0.5%		(5.7%)		0.0%		(5.2%)
Asia/Pacific	2.0%		(0.3%)		1.7%		6.3%		0.0%		8.0%
U.S. Foodservice	(4.6%)		1.7%		(2.9%)		0.0%		0.0%		(2.9%)
Rest of World	(2.2%)		16.5%		14.3%		(33.4%)		0.0%		(19.1%)

Constant Currency Amounts

The following table reconciles the Company's reported results to constant currency results for both the current and prior year periods.

(amounts in thousands, except per share amounts)	Reported Results	-	Currency Translation	-	Currency Translation Hedges	=	Constant Currency Results		Currency Impact

Sales
Second Quarter Ended October 27, 2010	$2,614,623		$(59,813)		$-		$2,674,436	(b)
Second Quarter Ended October 28, 2009	$2,646,786		$-		$-		$2,646,786
Change	$(32,163)						$27,650
% Change	-1.2%						1.0%

Six Months Ended October 27, 2010	$5,095,448		$(110,354)		$-		$5,205,802	(b)
Six Months Ended October 28, 2009	$5,088,471		$-		$-		$5,088,471
Change	$6,977						$117,331
% Change	0.1%						2.3%

Operating Income
Second Quarter Ended October 27, 2010	$416,799		$(10,328)		$-		$427,127	(b)
Second Quarter Ended October 28, 2009	$408,400		$-		$-		$408,400
Change	$8,399						$18,727
% Change	2.1%						4.6%

Six Months Ended October 27, 2010	$822,514		$(20,211)		$-		$842,725	(b)
Six Months Ended October 28, 2009	$777,477		$-		$-		$777,477
Change	$45,037						$65,248
% Change	5.8%						8.4%

EPS from continuing operations
Second Quarter Ended October 27, 2010	$0.78		$(0.02)		$(0.01)		$0.81	(b)
Second Quarter Ended October 28, 2009	$0.76		$-		$-		$0.76	(c)
Change	$0.02						$0.05		$(0.03)
% Change	2.6%						6.6%

Six Months Ended October 27, 2010	$1.53		$(0.04)		$(0.02)		$1.59	(b)
Six Months Ended October 28, 2009	$1.44		$-		$(0.01)		$1.45	(c)
Change	$0.09						$0.14
% Change	6.3%						9.7%

Organic Sales	Organic Sales Growth (a)	+	Foreign Exchange	+	Acquisitions/ Divestitures	=	Total Net Sales Change

Q2 FY11 Emerging Markets	10.2%		(11.4%)		0.0%		(1.2%)
Q2 FY11 Top 15 brands	2.7%		(2.6%)		0.0%		0.1%
Q2 FY11 global ketchup	3.3%		(4.7%)		0.0%		(1.4%)
Q2 FY11 Emerging Markets Infant/Nutrition	16.6%		(15.6%)		0.0%		1.0%
Q2 FY11 Indonesia ABC sauces	18.6%		9.7%		0.0%		28.3%
Q2 FY11 Complan nutritional beverages	28.5%		5.3%		0.0%		33.8%

(a) Organic sales growth is a non-GAAP measure that excludes the impact of foreign currency translation rates and acquisitions/divestitures.
(b) Excludes currency translation versus FY10 average rates as well as current year translation hedge.
(c) Excludes prior year translation hedge.

(Totals may not add due to rounding)

H.J. Heinz Company
Non-GAAP Performance Ratios

Sales Variances
The following table illustrates the components of the change in net sales versus the prior year.

	2006**	2007**	2008	Q109	Q209	Q309	Q409	2009	Q110	Q210	Q310	Q410	2010	Q111	Q211

Total Heinz (Continuing Operations):
Volume	3.9%	0.8%	3.9%	5.4%	(0.9%)	(6.2%)	(1.9%)	(1.1%)	(3.9%)	(3.8%)	1.2%	1.6%	(1.3%)	2.5%	0.3%
Price	(0.1%)	2.2%	3.5%	5.3%	7.2%	8.1%	7.6%	7.1%	6.0%	4.6%	1.8%	1.0%	3.4%	1.1%	0.6%
Acquisition	5.0%	1.3%	0.7%	0.7%	1.2%	2.5%	3.4%	2.0%	3.1%	3.1%	2.9%	0.3%	2.3%	0.1%	0.1%
Divestiture	(1.2%)	(3.1%)	(0.8%)	0.0%	(0.2%)	(0.1%)	(0.2%)	(0.1%)	(0.2%)	0.0%	0.0%	0.0%	(0.1%)	0.0%	0.0%
Exchange	(1.4%)	2.8%	5.2%	4.1%	(3.2%)	(11.3%)	(13.9%)	(6.6%)	(9.0%)	(1.0%)	6.9%	5.5%	0.5%	(2.1%)	(2.3%)
Total Change in Net Sales	6.1%	3.9%	12.3%	15.5%	4.0%	(7.1%)	(5.0%)	1.3%	(4.0%)	2.9%	12.7%	8.3%	4.8%	1.6%	(1.2%)
Total Organic Growth (a)	3.8%	3.0%	7.4%	10.7%	6.3%	1.9%	5.7%	6.0%	2.1%	0.8%	3.0%	2.6%	2.1%	3.6%	0.9%

(a) Organic sales growth is a non-GAAP measure that excludes the impact of foreign currency exchange rates and acquisitions/divestitures.

** Fiscal 2007 had one less week than Fiscal 2006

(Totals may not add due to rounding)

CONTACT:
H.J. Heinz Company
Media:
Michael Mullen, 412-456-5751
Michael.mullen@us.hjheinz.com
or
Investors:
Margaret Nollen, 412-456-1048